Exhibit 99.1

Benefitfocus, Inc. 843-284-1052 ext. 6710 pr@benefitfocus.com

Benefitfocus Promotes Ray August to Chief Executive Officer

Charleston, S.C. – Nov. 20, 2017 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading provider of cloud-based benefits management software, announced today that its Board of Directors has appointed Ray August to the position of Chief Executive Officer, effective January 1, 2018. August will also retain the title of President.  As part of the transition, the Board also appointed Benefitfocus Founder and current CEO, Shawn Jenkins, to the new position of Senior Advisor for Innovation, beginning January 1, 2018.

August joined the Company in 2014 and since his arrival has led a number of major operational and technical initiatives across Benefitfocus that have strengthened the Company’s financial performance.  Over the last three years, Benefitfocus’ quarterly revenue run rate has increased by over 80%, while GAAP gross margin improved by over 1,750 basis points.  During his tenure as President and Chief Operating Officer, the company’s customer community has increased to 903 large employers and 54 insurance carriers.  Prior to Benefitfocus, August served as President and General Manager of the multi-billion dollar Financial Services Division of CSC.

“As Ray and I have worked together during the last three years, he has demonstrated an ability to lead Benefitfocus as evidenced by our strong financial and operational performance,” stated Shawn Jenkins. “Now, with our most successful open enrollment underway, and a deep leadership bench in place, I have decided to focus my time on shaping the long-term technology and strategic vision for Benefitfocus.”

As part of the transition, Jenkins will assume a new role as Senior Advisor for Innovation and continue as a member of the Board of Directors. In this newly formed role supporting August and the rest of the executive team, Jenkins will devote his time to exploring the application of emerging technologies such as artificial intelligence, voice recognition and bots as they apply to the personalization of benefits. Jenkins will also continue to advocate on behalf of Benefitfocus and what we believe has become the largest benefits community.

“Under Shawn’s leadership and vision Benefitfocus has grown from a start-up into a successful public company by building a scalable platform capable of powering the entire benefits ecosystem, which has helped reshape the benefits administration market,” August said. “A big part of my job going forward will be to build on this strong foundation, accelerate our ability to bring innovative products to market, deliver an amazing customer experience and foster our unique company culture.”

“Shawn and I founded Benefitfocus together and the company’s success would not have been possible without his dedication and passion over the past 17 years.” said Mason Holland, Co-Founder and Executive Chairman of the Board for Benefitfocus. “Because of his vision, millions of employees now rely on Benefitfocus to help them make better health care decisions and lead better lives.  Through his new role, I am excited that Shawn will continue to work closely with management and the Board to remain intimately involved in the development of our long-term technology and product strategy here at Benefitfocus.”

About Benefitfocus

Benefitfocus (NASDAQ:BNFT) provides a leading cloud-based benefits management platform that simplifies how organizations and individuals shop for, enroll in, manage and exchange benefits. Every day leading employers, insurance companies and the consumers they serve rely on our platform to manage, scale and exchange benefits data seamlessly. In an increasingly complex benefits landscape, we bring order to chaos so our clients and their employees have access to better information, make better decisions and lead better lives. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: reliance on key personnel; our ability to maintain our culture, recruit and retain qualified personnel and effectively expand our sales force; our continuing losses and need to achieve profitability; fluctuations in our financial results; risks related to changing healthcare and other applicable regulations; general economic risks;  the immature and volatile market for our products and services; the need to innovate and provide useful products and services; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings,  copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec.cfm or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.